Exhibit 99.1
    NASDAQ: WASH
Contact: Elizabeth B. Eckel
SVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 21, 2021
FOR IMMEDIATE RELEASE

Washington Trust Reports First Quarter 2021 Earnings

WESTERLY, R.I., April 21, 2021 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced first quarter 2021 net income of $20.5 million, or $1.17 per diluted share, compared to net income of $18.6 million, or $1.07 per diluted share, for the fourth quarter of 2020.

“Washington Trust reported strong first quarter results, with an increase in profitability from the fourth quarter of 2020,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “Our team of employees have worked diligently throughout the COVID-19 pandemic to deliver quality service to our customers, and our results reflect the success of their hard work and dedication. We believe in our team and in our business model, and we are well-positioned to continue to navigate forward.”

Selected financial highlights for the first quarter of 2021 include:
•Returns on average equity and average assets for the first quarter were 15.55% and 1.45%, respectively, compared to 13.96% and 1.28%, respectively, in the preceding quarter.
•The provision for credit losses was a negative $2.0 million in the first quarter, compared to a positive $1.8 million in the preceding quarter.
•Mortgage banking revenues totaled $11.9 million for the first quarter, down by $2.2 million, or 15%, from the preceding quarter, but up by $5.8 million, or 96%, from the same period in 2020. First quarter mortgage originations and sales were down compared to the preceding quarter, however, both originations and sales were significantly higher than the first quarter a year ago.
•Wealth management revenues were $9.9 million for the first quarter, up by $689 thousand, or 7%, from the preceding quarter. Wealth management assets under administration ("AUA") amounted to a record $7.0 billion at March 31, 2021.
•Total loans amounted to $4.2 billion, down slightly from the end of the preceding quarter and up by $104 million, or 3%, from a year ago.
•In-market deposits (total deposits less out-of-market wholesale brokered deposits) amounted to a record $4.0 billion at March 31, 2021, up by $227 million, or 6%, from the end of the preceding quarter, and up by $739 million, or 23%, from a year ago.

Washington Trust
April 21, 2021
Net Interest Income
Net interest income was $32.9 million for the first quarter of 2021, up by $628 thousand, or 2%, from the fourth quarter of 2020. The net interest margin was 2.51% for the first quarter, up by 12 basis points from the preceding quarter. Both net interest income and the net interest margin benefited from accelerated net deferred fee amortization associated with Paycheck Protection Program ("PPP") loans that were forgiven by the Small Business Association ("SBA"). In the first quarter of 2021, accelerated net deferred fee amortization on PPP loans amounted to approximately $1.2 million, or 9 basis points, compared to $423 thousand, or 3 basis points, in the preceding quarter. Linked quarter changes included:
•Average interest-earning assets decreased by $47 million, largely due to a decrease of $38 million in average loans. The yield on interest-earning assets for the first quarter was 2.90%, down by 2 basis points from the preceding quarter.
•Average interest-bearing liabilities decreased by $95 million, resulting from a decrease of $183 million in average wholesale funding balances, partially offset by an increase of $88 million in average in-market deposits. The cost of interest-bearing liabilities for the first quarter of 2021 was 0.50%, down by 17 basis points from the preceding quarter, reflecting the impact of lower market interest rates.

Noninterest Income
Noninterest income totaled $26.0 million for the first quarter of 2021, down by $1.8 million, or 6%, from the fourth quarter of 2020. Included in other noninterest income in first quarter of 2021 was income of $1.0 million associated with a litigation settlement. As previously disclosed, included in other noninterest income in the fourth quarter of 2020 was a gain of $1.4 million associated with the sale of our limited partnership interest in a low-income housing tax credit investment. Excluding the impact of the aforementioned items, noninterest income was down by $1.4 million, or 5%. Linked quarter changes included:
•Mortgage banking revenues totaled $11.9 million for the first quarter of 2021, down by $2.2 million, or 15%, from the fourth quarter of 2020. Mortgage loans sold to the secondary market amounted to $292 million in the first quarter of 2020, down by $26 million, or 8%, from the preceding quarter. Also included in mortgage banking revenues was a decrease in the fair value of mortgage loan commitments as of March 31, 2021.
•Wealth management revenues amounted to $9.9 million in the first quarter of 2021, up by $689 thousand, or 7%, on a linked quarter basis. This included an increase in asset-based revenues of $517 thousand, or 6%, and an increase in transaction-based revenues of $172 thousand, or 123%, from the preceding quarter. The increase in transaction-based revenues was largely due to tax reporting and preparation fees, which are generally concentrated in the first half of the year.
Wealth management AUA amounted to $7.0 billion at March 31, 2021, up by $182 million, or 3%, from December 31, 2020. The increase reflected net investment appreciation of $209 million, partially offset by net client asset outflows of $26 million in the first quarter of 2021. The average balance of AUA for the first quarter of 2021 increased by approximately $298 million, or 5%, from the average balance for the preceding quarter.

Noninterest Expense
Noninterest expense totaled $34.7 million for the first quarter of 2021, up by $604 thousand, or 2%, from the fourth quarter of 2020. In both the first quarter of 2021 and the fourth quarter of 2020, debt prepayment penalty expense was recognized resulting from paying off higher-yielding FHLB advances. Debt prepayment penalty expense was $3.3 million in the first

Washington Trust
April 21, 2021
quarter of 2021, compared to $1.4 million in the preceding quarter. Excluding the impact of debt prepayment penalty expense from both periods, noninterest expense was down by $1.3 million, or 4%, from the fourth quarter of 2020. Linked quarter changes included:
•Salaries and employee benefits expense, our largest noninterest expense, amounted to $21.5 million for the first quarter of 2021, down by $548 thousand, or 2%, from the preceding quarter. The decline reflected lower incentive compensation and higher deferred labor (contra expense), which were partially offset by higher payroll taxes associated with the start of the new calendar year. Deferred labor increased by approximately $560 thousand on a linked quarter basis and was largely due to first quarter PPP loan originations.
•Advertising and promotion expense was down by $418 thousand from the preceding quarter, largely due to timing of such activities.
•Legal, audit and professional fees were down by $417 thousand from the preceding quarter, reflecting a decline in legal expenses.

Income Tax
Income tax expense totaled $5.7 million for the first quarter of 2021, up by $147 thousand from the preceding quarter, reflecting a higher level of pre-tax income. The effective tax rate for the first quarter of 2021 was 21.7%, compared to 22.9% in the preceding quarter. Based on current federal and applicable state income statutes, the Corporation currently expects its full-year 2021 effective tax rate to be approximately 22.3%.

Investment Securities
The securities portfolio totaled $948 million at March 31, 2021, up by $54 million, or 6%, from December 31, 2020, reflecting purchases of U.S. government agency and U.S. government-sponsored debt securities, including mortgage-backed securities, which were partially offset by routine pay-downs on mortgage-backed securities and calls of debt securities. Purchases of debt securities in the first quarter 2021 totaled $208 million, with a weighted average yield of 1.44%. Securities represented 17% of total assets at March 31, 2021, compared to 16% of total assets at December 31, 2020.

Loans
Total loans amounted to $4.2 billion at March 31, 2021, down by $1 million, from the end of the preceding quarter. Linked quarter changes included:
•Commercial loans increased by $9 million, or 0.4%, from December 31, 2020. In the first quarter of 2021, commercial loan originations and construction advances totaled $160 million and included $97 million of PPP loan originations. This was largely offset by payoffs and pay-downs totaling $153 million, which included $66 million of PPP loans that were forgiven by the SBA. Commercial line utilization increased modestly by $2 million.
•Residential real estate loans decreased by $10 million, or 1%, from December 31, 2020, reflecting continued elevated payoff and refinancing activity.
•The consumer loan portfolio was essentially unchanged from the balance at December 31, 2020.

Deposits and Borrowings
Total deposits amounted to $4.5 billion at March 31, 2021, up by $171 million, or 4%, from the end of the preceding quarter. Included in total deposits are out-of-market wholesale brokered time deposits, which decreased by $56 million, or 9%, from

Washington Trust
April 21, 2021
December 31, 2020. Excluding wholesale brokered time deposits, in-market deposits at March 31, 2021 were up by $227 million, or 6%, from the end of the preceding quarter. This increase reflected a continuation of consumer behavior fostering excess liquidity across the banking industry, as well as temporary increases associated with PPP loan origination funds deposited to customer accounts at Washington Trust.

FHLB advances totaled $467 million at March 31, 2021, down by $127 million from December 31, 2020.

Asset Quality
Nonperforming assets amounted to $13.0 million at March 31, 2021, down by $214 thousand from the end of the preceding quarter. Total nonaccrual loans amounted to $13.0 million, or 0.31% of total loans, at March 31, 2021, compared to $13.2 million, or 0.31% of total loans, at December 31, 2020.

Total past due loans amounted to $10.9 million, or 0.26% of total loans, at March 31, 2021, compared to $12.4 million, or 0.30% of total loans, at December 31, 2020.

Total troubled debt restructured loans ("TDR") amounted to $14.3 million as of March 31, 2021, down by $1.4 million from December 31, 2020, reflecting payoffs.

Since the beginning of the COVID-19 pandemic, Washington Trust has processed loan payment deferral modifications, or "deferments", on 652 loans totaling $727 million. The majority of these deferments qualified as eligible loan modifications under Section 4013 of the CARES Act, as amended, and therefore, were not required to be classified as TDRs and were not reported as past due. As of April 16, 2021, Washington Trust has active deferments remaining on 59 loans totaling $149.7 million, or 4% of the outstanding balance of total loans, excluding PPP loan balances.

The allowance for credit losses ("ACL") on loans amounted to $42.1 million, or 1.00% of total loans, at March 31, 2021, compared to $44.1 million, or 1.05% of total loans, at December 31, 2020. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, amounted to $2.3 million at March 31, 2021 as compared to $2.4 million, at December 31, 2020.

In the first quarter of 2021, a negative provision for credit losses of $2.0 million was recognized in earnings, compared to a positive provision for credit losses of $1.8 million in the preceding quarter. The reduction in the provision for credit losses and the ACL reflected our current estimate of forecasted economic conditions and continued stable asset quality metrics. In the first quarter of 2021, net charge-offs of $18 thousand were recognized, compared to $118 thousand in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $533.6 million at March 31, 2021, down by $596 thousand from December 31, 2020. The decline reflected a decrease of $12.6 million in the accumulated other comprehensive income component of shareholders' equity largely due to a temporary decline in the fair value of available for sale debt securities, as well as $9.1 million in dividend declarations. These decreases were partially offset by net income of $20.5 million.

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April 21, 2021
Capital levels at March 31, 2021 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.85% at March 31, 2021, compared to 13.51% at December 31, 2020.

Book value per share amounted to $30.83 at March 31, 2021, compared to $30.94 at December 31, 2020.

The Board of Directors declared a quarterly dividend of 52 cents per share for the quarter ended March 31, 2021. The dividend was paid on April 9, 2021 to shareholders of record on April 1, 2021.

Conference Call
Washington Trust will host a conference call to discuss its first quarter results, business highlights and outlook on Thursday, April 22, 2021 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-844-378-6480. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-344-7529 and entering the Replay PIN Number 10154444; the audio replay will be available through May 6, 2021. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through June 30, 2021.

Washington Trust
April 21, 2021
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; the possibility that future credits losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; decreases in the value of securities and other assets; reductions in loan demand; changes in loan collectability, increases in defaults and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; reputational risk relating to our participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Assets:
Cash and due from banks	$166,960	$194,143	$204,113	$215,601	$178,678
Short-term investments	3,783	8,125	7,902	7,739	6,591
Mortgage loans held for sale, at fair value	77,450	61,614	68,095	43,997	49,751
Available for sale debt securities, at fair value	948,094	894,571	913,850	938,446	917,392
Federal Home Loan Bank stock, at cost	24,772	30,285	37,469	50,017	53,576
Loans:
Total loans	4,194,666	4,195,990	4,282,047	4,287,641	4,090,396
Less: allowance for credit losses on loans	42,137	44,106	42,645	41,441	39,665
Net loans	4,152,529	4,151,884	4,239,402	4,246,200	4,050,731
Premises and equipment, net	28,953	28,870	27,711	28,067	28,543
Operating lease right-of-use assets	28,761	29,521	29,861	27,022	26,098
Investment in bank-owned life insurance	84,749	84,193	83,623	83,056	83,053
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,079	6,305	6,530	6,759	6,988
Other assets	133,350	159,749	167,327	166,147	155,669
Total assets	$5,719,389	$5,713,169	$5,849,792	$5,876,960	$5,620,979
Liabilities:
Deposits:
Noninterest-bearing deposits	$932,999	$832,287	$840,444	$815,770	$622,893
Interest-bearing deposits	3,616,143	3,546,066	3,445,249	3,285,666	3,083,421
Total deposits	4,549,142	4,378,353	4,285,693	4,101,436	3,706,314
Federal Home Loan Bank advances	466,912	593,859	713,868	1,005,051	1,198,534
Payment Protection Program Lending Facility	—	—	105,746	38,900	—
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	30,974	31,717	32,012	29,125	28,184
Other liabilities	116,081	152,364	162,099	159,604	156,669
Total liabilities	5,185,790	5,178,974	5,322,099	5,356,797	5,112,382
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	124,882	125,610	124,768	123,684	123,167
Retained earnings	429,598	418,246	408,773	399,386	387,243
Accumulated other comprehensive (loss) income	(20,006)	(7,391)	(3,403)	(462)	929
Treasury stock, at cost	(1,960)	(3,355)	(3,530)	(3,530)	(3,827)
Total shareholders’ equity	533,599	534,195	527,693	520,163	508,597
Total liabilities and shareholders’ equity	$5,719,389	$5,713,169	$5,849,792	$5,876,960	$5,620,979

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Interest income:
Interest and fees on loans	$34,159	$34,487	$34,925	$36,005	$40,008
Interest on mortgage loans held for sale	441	569	468	440	285
Taxable interest on debt securities	3,242	3,869	4,870	5,477	5,834
Dividends on Federal Home Loan Bank stock	133	414	532	654	640
Other interest income	33	35	39	36	349
Total interest and dividend income	38,008	39,374	40,834	42,612	47,116
Interest expense:
Deposits	3,663	4,632	5,532	7,112	8,536
Federal Home Loan Bank advances	1,380	2,305	3,354	4,382	5,765
Junior subordinated debentures	94	122	135	171	213
Other interest expense	—	72	159	2	—
Total interest expense	5,137	7,131	9,180	11,667	14,514
Net interest income	32,871	32,243	31,654	30,945	32,602
Provision for credit losses	(2,000)	1,781	1,325	2,200	7,036
Net interest income after provision for credit losses	34,871	30,462	30,329	28,745	25,566
Noninterest income:
Wealth management revenues	9,895	9,206	8,954	8,605	8,689
Mortgage banking revenues	11,927	14,077	12,353	14,851	6,096
Card interchange fees	1,133	1,148	1,161	1,031	947
Service charges on deposit accounts	609	767	598	517	860
Loan related derivative income	467	173	1,264	99	2,455
Income from bank-owned life insurance	556	569	567	791	564
Other income	1,387	1,787	571	426	316
Total noninterest income	25,974	27,727	25,468	26,320	19,927
Noninterest expense:
Salaries and employee benefits	21,527	22,075	21,892	19,464	19,468
Outsourced services	3,200	2,950	3,160	2,784	3,000
Net occupancy	2,128	2,083	2,012	1,909	2,019
Equipment	994	1,025	934	895	977
Legal, audit and professional fees	597	1,014	1,252	659	822
FDIC deposit insurance costs	345	330	392	674	422
Advertising and promotion	222	640	384	186	259
Amortization of intangibles	226	226	228	230	230
Debt prepayment penalties	3,335	1,413	—	—	—
Other expenses	2,139	2,353	2,090	1,677	3,256
Total noninterest expense	34,713	34,109	32,344	28,478	30,453
Income before income taxes	26,132	24,080	23,453	26,587	15,040
Income tax expense	5,661	5,514	5,131	5,547	3,139
Net income	$20,471	$18,566	$18,322	$21,040	$11,901

Net income available to common shareholders	$20,415	$18,524	$18,285	$21,000	$11,869

Weighted average common shares outstanding:
Basic	17,275	17,264	17,260	17,257	17,345
Diluted	17,431	17,360	17,317	17,292	17,441
Earnings per common share:
Basic	$1.18	$1.07	$1.06	$1.22	$0.68
Diluted	$1.17	$1.07	$1.06	$1.21	$0.68

Cash dividends declared per share	$0.52	$0.52	$0.51	$0.51	$0.51

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Share and Equity Related Data:
Book value per share	$30.83	$30.94	$30.57	$30.14	$29.48
Tangible book value per share - Non-GAAP (1)	$26.79	$26.87	$26.49	$26.04	$25.37
Market value per share	$51.63	$44.80	$30.66	$32.75	$36.56
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,306	17,265	17,260	17,260	17,252

Capital Ratios (2):
Tier 1 risk-based capital	12.99%	12.61%	12.23%	11.95%	11.62%
Total risk-based capital	13.85%	13.51%	13.09%	12.78%	12.42%
Tier 1 leverage ratio	9.11%	8.95%	8.77%	8.42%	8.77%
Common equity tier 1	12.43%	12.06%	11.69%	11.40%	11.08%

Balance Sheet Ratios:
Equity to assets	9.33%	9.35%	9.02%	8.85%	9.05%
Tangible equity to tangible assets - Non-GAAP (1)	8.21%	8.22%	7.91%	7.74%	7.89%
Loans to deposits (3)	93.0%	96.2%	100.5%	104.6%	110.6%

	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Performance Ratios (4):
Net interest margin (5)	2.51%	2.39%	2.31%	2.31%	2.61%
Return on average assets (net income divided by average assets)	1.45%	1.28%	1.24%	1.46%	0.89%
Return on average tangible assets - Non-GAAP (1)	1.47%	1.30%	1.26%	1.48%	0.90%
Return on average equity (net income available for common shareholders divided by average equity)	15.55%	13.96%	13.99%	16.51%	9.49%
Return on average tangible equity - Non-GAAP (1)	17.91%	16.10%	16.19%	19.15%	11.05%
Efficiency ratio (6)	59.0%	56.9%	56.6%	49.7%	58.0%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for March 31, 2021 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,583	$9,066	$8,786	$8,156	$8,355
Transaction-based revenues	312	140	168	449	334
Total wealth management revenues	$9,895	$9,206	$8,954	$8,605	$8,689

Assets Under Administration (AUA):
Balance at beginning of period	$6,866,737	$6,395,652	$6,138,845	$5,337,733	$6,235,801
Net investment appreciation (depreciation) & income	208,953	540,189	335,209	671,602	(772,735)
Net client asset (outflows) inflows	(26,464)	(69,104)	(78,402)	129,510	(125,333)
Balance at end of period	$7,049,226	$6,866,737	$6,395,652	$6,138,845	$5,337,733

Percentage of AUA that are managed assets	91%	91%	90%	90%	89%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$13,745	$13,394	$14,280	$10,646	$3,688
Unrealized (losses) gains, net (2)	(1,888)	813	(1,555)	4,415	2,325
Loan servicing fee income, net (3)	70	(130)	(372)	(210)	83
Total mortgage banking revenues	$11,927	$14,077	$12,353	$14,851	$6,096

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$131,791	$134,002	$132,726	$126,894	$108,498
Originations for sale to secondary market (5)	309,325	312,226	377,137	299,321	183,222
Total mortgage loan originations	$441,116	$446,228	$509,863	$426,215	$291,720

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$226,645	$240,104	$317,920	$246,945	$44,498
Sold with servicing rights released (5)	65,374	78,072	36,250	58,279	117,693
Total mortgage loans sold	$292,019	$318,176	$354,170	$305,224	$162,191
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value adjustments on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Loans:
Commercial real estate (1)	$1,618,540	$1,633,024	$1,665,745	$1,630,998	$1,618,020
Commercial & industrial	840,585	817,408	822,269	852,445	655,157
Total commercial	2,459,125	2,450,432	2,488,014	2,483,443	2,273,177

Residential real estate (2)	1,457,490	1,467,312	1,506,726	1,508,223	1,510,472

Home equity	256,799	259,185	268,551	277,632	287,134
Other	21,252	19,061	18,756	18,343	19,613
Total consumer	278,051	278,246	287,307	295,975	306,747
Total loans	$4,194,666	$4,195,990	$4,282,047	$4,287,641	$4,090,396
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	March 31, 2021			December 31, 2020
	Count	Balance	% of Total	Count	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	135	$506,813	31%	137	$524,874	32%
Retail	131	345,679	21	136	339,569	21
Office	74	292,087	18	73	290,756	18
Hospitality	39	168,094	10	40	157,720	10
Healthcare	15	116,779	7	15	109,321	7
Industrial and warehouse	23	77,537	5	28	97,055	6
Commercial mixed use	20	41,702	3	22	42,405	3
Other	37	69,849	5	38	71,324	3
Commercial real estate loans	474	$1,618,540	100%	489	$1,633,024	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	299	$196,555	23%	253	$200,217	24%
Manufacturing	161	89,118	11	146	88,802	11
Owner occupied and other real estate	277	76,704	9	268	74,309	9
Accommodation and food services	359	69,380	8	271	47,020	6
Educational services	65	67,694	8	53	64,969	8
Retail	201	57,128	7	192	63,895	8
Professional, scientific and technical	277	39,957	5	265	39,295	5
Finance and insurance	90	31,185	4	106	26,244	3
Entertainment and recreation	112	30,241	4	91	29,415	4
Information	36	29,005	3	32	28,394	3
Transportation and warehousing	46	23,727	3	42	24,061	3
Public administration	24	19,700	2	26	23,319	3
Other	919	110,191	13	772	107,468	13
Commercial & industrial loans	2,866	$840,585	100%	2,517	$817,408	100%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL LOAN PORTFOLIO INFORMATION
(Unaudited; Dollars in thousands)

	March 31, 2021			April 16, 2021
	Count	Balance	% of Outstanding Balance, excl PPP loans (1)	Count	Balance	% of Outstanding Balance, excl PPP loans (1)
Loan Deferments by Portfolio:
Commercial Real Estate Deferments by Segment:
Hospitality	16	$69,406	41%	12	$51,357	31%
Retail	3	20,600	6	3	20,600	6
Healthcare	1	18,345	16	1	18,385	16
Office	1	1,833	1	1	1,833	1
Other	7	27,749	40	7	27,749	40
Subtotal - commercial real estate deferments	28	137,933	9	24	119,924	7
Commercial & Industrial Deferments by Segment:
Healthcare and social assistance	5	19,855	13	3	12,949	9
Transportation and warehousing	3	814	4	—	—	—
Entertainment and recreation	2	424	2	—	—	—
Owner occupied and other real estate	1	326	1	—	—	—
Accommodation and food services	1	304	1	1	304	1
Other	5	7,693	12	—	—	—
Subtotal - commercial & industrial deferments	17	29,416	5	4	13,253	2
Total commercial deferments	45	167,349	8	28	133,177	6
Residential real estate deferments	38	23,350	2	26	15,813	1
Consumer deferments	5	687	—	5	687	—
Total loan deferments	88	$191,386	5%	59	$149,677	4%
(1)Percent of respective outstanding portfolio segment balance, excluding PPP loans, as of March 31, 2021.

	March 31, 2021			December 31, 2020
	Count	Balance	% of Total	Count	Balance	% of Total
PPP Loans By Industry:
Accommodation and food services	299	$46,873	21%	209	$23,678	12%
Healthcare and social assistance	224	44,902	20	173	47,354	24
Manufacturing	100	22,564	10	89	23,321	12
Professional, scientific and technical	235	21,444	9	220	20,031	10
Retail	143	12,209	5	134	12,107	6
Educational services	43	11,243	5	32	9,681	5
Owner occupied and other real estate	123	9,658	4	115	9,241	5
Entertainment and recreation	85	4,797	2	61	3,386	2
Information	24	3,325	1	20	2,478	1
Transportation and warehousing	23	2,088	1	21	2,059	1
Finance and insurance	37	1,102	—	55	2,000	1
Public administration	5	421	—	4	483	—
Other	724	47,957	22	573	43,961	21
Total PPP loans (included in the commercial & industrial loan portfolio)	2,065	$228,583	100%	1,706	$199,780	100%

Average PPP loan size		$111			$117
Net unamortized fees on PPP loans		$5,747			$3,893

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	March 31, 2021		December 31, 2020
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$641,757	40%	$649,919	40%
Massachusetts	456,379	28	468,947	29
Rhode Island	435,779	27	431,133	26
Subtotal	1,533,915	95	1,549,999	95
All other states	84,625	5	83,025	5
Total commercial real estate loans	$1,618,540	100%	$1,633,024	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$985,925	68%	$994,800	68%
Rhode Island	332,846	23	331,713	23
Connecticut	117,068	8	122,102	8
Subtotal	1,435,839	99	1,448,615	99
All other states	21,651	1	18,697	1
Total residential real estate loans	$1,457,490	100%	$1,467,312	100%

	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Deposits:
Noninterest-bearing demand deposits	$932,999	$832,287	$840,444	$815,770	$622,893
Interest-bearing demand deposits	171,571	174,290	170,198	158,343	178,391
NOW accounts	745,376	698,706	644,909	617,792	528,650
Money market accounts	950,413	910,167	877,536	834,954	784,893
Savings accounts	511,759	466,507	439,383	417,195	382,509
Time deposits (in-market)	701,524	704,855	729,058	728,801	776,992
In-market deposits	4,013,642	3,786,812	3,701,528	3,572,855	3,274,328
Wholesale brokered time deposits	535,500	591,541	584,165	528,581	431,986
Total deposits	$4,549,142	$4,378,353	$4,285,693	$4,101,436	$3,706,314

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Asset Quality Ratios:
Nonperforming assets to total assets	0.23%	0.23%	0.25%	0.27%	0.32%
Nonaccrual loans to total loans	0.31%	0.31%	0.34%	0.37%	0.44%
Total past due loans to total loans	0.26%	0.30%	0.24%	0.34%	0.40%
Allowance for credit losses on loans to nonaccrual loans	324.56%	334.21%	289.31%	258.73%	221.37%
Allowance for credit losses on loans to total loans	1.00%	1.05%	1.00%	0.97%	0.97%

Nonperforming Assets:
Commercial real estate	$—	$—	$431	$431	$450
Commercial & industrial	—	—	—	—	290
Total commercial	—	—	431	431	740
Residential real estate	11,748	11,981	12,792	13,850	15,423
Home equity	1,147	1,128	1,429	1,648	1,667
Other consumer	88	88	88	88	88
Total consumer	1,235	1,216	1,517	1,736	1,755
Total nonaccrual loans	12,983	13,197	14,740	16,017	17,918
Other real estate owned	—	—	—	—	28
Total nonperforming assets	$12,983	$13,197	$14,740	$16,017	$17,946

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$265	$431	$431	$1,275
Commercial & industrial	1	3	21	3	310
Total commercial	1	268	452	434	1,585
Residential real estate	9,661	10,339	8,081	12,499	12,293
Home equity	1,131	1,667	1,753	1,633	2,482
Other consumer	119	118	108	106	115
Total consumer	1,250	1,785	1,861	1,739	2,597
Total past due loans	$10,912	$12,392	$10,394	$14,672	$16,475

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$8,356	$8,521	$8,799	$10,553	$11,385

Troubled Debt Restructurings:
Accruing TDRs	$12,358	$13,340	$5,709	$5,473	$373
Nonaccrual TDRs	1,935	2,345	2,894	998	490
Total TDRs	$14,293	$15,685	$8,603	$6,471	$863

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Nonaccrual Loan Activity:
Balance at beginning of period	$13,197	$14,740	$16,017	$17,918	$17,408
Additions to nonaccrual status	734	707	971	237	1,729
Loans returned to accruing status	(3)	(1,112)	(1,623)	(154)	(393)
Loans charged-off	(64)	(246)	(111)	(325)	(635)
Loans transferred to other real estate owned	—	(285)	—	—	(28)
Payments, payoffs and other changes	(881)	(607)	(514)	(1,659)	(163)
Balance at end of period	$12,983	$13,197	$14,740	$16,017	$17,918

Allowance for Credit Losses on Loans:
Balance at beginning of period	$44,106	$42,645	$41,441	$39,665	$27,014
Adoption of CECL accounting standard (Topic 326)	—	—	—	—	6,501
Provision for credit losses on loans (1)	(1,951)	1,579	1,300	2,084	6,773
Charge-offs	(64)	(245)	(111)	(326)	(635)
Recoveries	46	127	15	18	12
Balance at end of period	$42,137	$44,106	$42,645	$41,441	$39,665

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,382	$2,180	$2,155	$2,039	$293
Adoption of CECL accounting standard (Topic 326)	—	—	—	—	1,483
Provision for credit losses on unfunded commitments (1)	(49)	202	25	116	263
Balance at end of period (2)	$2,333	$2,382	$2,180	$2,155	$2,039
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$133	$—	$19	$153
Commercial & industrial	1	(12)	—	284	290
Total commercial	1	121	—	303	443
Residential real estate	17	(20)	99	—	—
Home equity	(2)	9	(4)	(5)	172
Other consumer	2	8	1	10	8
Total consumer	—	17	(3)	5	180
Total	$18	$118	$96	$308	$623

Net charge-offs to average loans (annualized)	—%	0.01%	0.01%	0.03%	0.06%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	March 31, 2021			December 31, 2020			Quarter Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$154,895	$33	0.09%	$172,731	$35	0.08%	($17,836)	($2)	0.01%
Mortgage loans held for sale	61,408	441	2.91	71,113	569	3.18	(9,705)	(128)	(0.27)
Taxable debt securities	915,864	3,242	1.44	892,112	3,869	1.73	23,752	(627)	(0.29)
FHLB stock	28,867	133	1.87	33,320	414	4.94	(4,453)	(281)	(3.07)
Commercial real estate	1,625,859	11,359	2.83	1,658,809	11,905	2.86	(32,950)	(546)	(0.03)
Commercial & industrial	839,740	7,866	3.80	818,611	7,174	3.49	21,129	692	0.31
Total commercial	2,465,599	19,225	3.16	2,477,420	19,079	3.06	(11,821)	146	0.10
Residential real estate	1,454,323	12,817	3.57	1,475,699	13,206	3.56	(21,376)	(389)	0.01
Home equity	257,733	2,122	3.34	264,811	2,229	3.35	(7,078)	(107)	(0.01)
Other	20,106	241	4.86	18,209	226	4.94	1,897	15	(0.08)
Total consumer	277,839	2,363	3.45	283,020	2,455	3.45	(5,181)	(92)	—
Total loans	4,197,761	34,405	3.32	4,236,139	34,740	3.26	(38,378)	(335)	0.06
Total interest-earning assets	5,358,795	38,254	2.90	5,405,415	39,627	2.92	(46,620)	(1,373)	(0.02)
Noninterest-earning assets	353,136			362,848			(9,712)
Total assets	$5,711,931			$5,768,263			($56,332)
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$183,989	$96	0.21%	$161,664	$81	0.20%	$22,325	$15	0.01%
NOW accounts	697,964	102	0.06	664,055	115	0.07	33,909	(13)	(0.01)
Money market accounts	909,890	714	0.32	903,607	963	0.42	6,283	(249)	(0.10)
Savings accounts	489,851	69	0.06	455,933	70	0.06	33,918	(1)	—
Time deposits (in-market)	703,580	2,238	1.29	711,838	2,566	1.43	(8,258)	(328)	(0.14)
Total interest-bearing in-market deposits	2,985,274	3,219	0.44	2,897,097	3,795	0.52	88,177	(576)	(0.08)
Wholesale brokered time deposits	579,149	444	0.31	589,272	837	0.57	(10,123)	(393)	(0.26)
Total interest-bearing deposits	3,564,423	3,663	0.42	3,486,369	4,632	0.53	78,054	(969)	(0.11)
FHLB advances	542,684	1,380	1.03	634,081	2,305	1.45	(91,397)	(925)	(0.42)
Junior subordinated debentures	22,681	94	1.68	22,681	122	2.14	—	(28)	(0.46)
PPPLF borrowings	—	—	—	81,858	72	0.35	(81,858)	(72)	(0.35)
Total interest-bearing liabilities	4,129,788	5,137	0.50	4,224,989	7,131	0.67	(95,201)	(1,994)	(0.17)
Noninterest-bearing demand deposits	890,628			838,713			51,915
Other liabilities	159,244			176,592			(17,348)
Shareholders' equity	532,271			527,969			4,302
Total liabilities and shareholders' equity	$5,711,931			$5,768,263			($56,332)
Net interest income (FTE)		$33,117			$32,496			$621
Interest rate spread			2.40%			2.25%			0.15%
Net interest margin			2.51%			2.39%			0.12%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Mar 31, 2021	Dec 31, 2020	Quarter Change
Commercial loans	$246	$253	($7)
Total	$246	$253	($7)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Tangible Book Value per Share:
Total shareholders' equity, as reported	$533,599	$534,195	$527,693	$520,163	$508,597
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,079	6,305	6,530	6,759	6,988
Total tangible shareholders' equity	$463,611	$463,981	$457,254	$449,495	$437,700

Shares outstanding, as reported	17,306	17,265	17,260	17,260	17,252

Book value per share - GAAP	$30.83	$30.94	$30.57	$30.14	$29.48
Tangible book value per share - Non-GAAP	$26.79	$26.87	$26.49	$26.04	$25.37

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$463,611	$463,981	$457,254	$449,495	$437,700

Total assets, as reported	$5,719,389	$5,713,169	$5,849,792	$5,876,960	$5,620,979
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,079	6,305	6,530	6,759	6,988
Total tangible assets	$5,649,401	$5,642,955	$5,779,353	$5,806,292	$5,550,082

Equity to assets - GAAP	9.33%	9.35%	9.02%	8.85%	9.05%
Tangible equity to tangible assets - Non-GAAP	8.21%	8.22%	7.91%	7.74%	7.89%

	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Return on Average Tangible Assets:
Net income, as reported	$20,471	$18,566	$18,322	$21,040	$11,901

Total average assets, as reported	$5,711,931	$5,768,263	$5,864,449	$5,789,692	$5,394,948
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,189	6,414	6,641	6,871	7,100
Total average tangible assets	$5,641,833	$5,697,940	$5,793,899	$5,718,912	$5,323,939

Return on average assets - GAAP	1.45%	1.28%	1.24%	1.46%	0.89%
Return on average tangible assets - Non-GAAP	1.47%	1.30%	1.26%	1.48%	0.90%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$20,415	$18,524	$18,285	$21,000	$11,869

Total average equity, as reported	$532,271	$527,969	$519,785	$511,751	$503,124
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,189	6,414	6,641	6,871	7,100
Total average tangible equity	$462,173	$457,646	$449,235	$440,971	$432,115

Return on average equity - GAAP	15.55%	13.96%	13.99%	16.51%	9.49%
Return on average tangible equity - Non-GAAP	17.91%	16.10%	16.19%	19.15%	11.05%